Exhibit (a)(2)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

Dividend Capital Total Realty Trust Inc.

Pursuant to the Offer to Purchase

dated October 17, 2011

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, MOUNTAIN STANDARD TIME, ON NOVEMBER 21, 2011 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Holders of Shares desiring to tender their Shares should complete and sign this Letter of Transmittal and forward it to the Depositary at the address or facsimile number set forth below. Instructions for completing this Letter of Transmittal are included herein, and a pre-addressed envelope to the Depositary is provided herewith.

The Depositary for the Offer is:

DST Systems, Inc.

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Dividend Capital C/O DST Systems, Inc. PO Box 219079 Kansas City, MO 64121-9079	816-374-7420	Dividend Capital C/O DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, MO 64105

For Confirmation Only Telephone:

866-324-7348 *2 *1

If you have any questions or need assistance in completing the Letter of Transmittal, please contact Dividend Capital, C/O DST Systems, Inc., PO Box 219079, Kansas City, MO 64121-9079, Toll Free: 866-324-7348 *2 *1, Fax: 816-374-7420.

If your Shares are registered in the name of a custodian or other nominee (such as Shares held in an IRA account), you must obtain their signature on the Letter of Transmittal in order to tender your Shares.

Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than the one set forth above or transmission of instruction via facsimile other than as set forth above does not constitute valid delivery.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 10,000,000 Shares of Common Stock of Dividend Capital Total Realty Trust Inc. dated October 17, 2011, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

The undersigned (“Assignor” or the “undersigned”) hereby tenders to Dividend Capital Total Realty Trust Inc., a Maryland corporation (“the “Company”), the number of the undersigned’s shares of Common Stock of the Company (the “Shares”) specified below at a price of $6.00 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer will expire on November 21, 2011, or such other date as the Offer may be extended (the “Expiration Date”).

Stockholders of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions made or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Fifth Articles of Amendment and Restatement of the Company, as amended (as further amended, restated or otherwise modified from time to time).

Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants for the benefit of the Company and the Depositary that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claims and that the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. The undersigned further represents and warrants that the undersigned is a “United States person,” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in this Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.

The undersigned understands that a tender of Shares pursuant to the procedures described in “Procedure for Tendering Shares — Section 4” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified below pursuant to the terms of the Offer.

(Please print name in which shares are registered)

Investor Name			Co-Investor Name

Investor Social Security/ Taxpayer ID #			Co-Investor Social Security/ Taxpayer ID #

Birth Date/Articles of Incorporation (MM/DD/YY)			Co-Investor Birth Date (MM/DD/YY)

Street Address	City State	ZIP

Home Telephone	Business	Telephone	E-mail Address

Account Number at Broker/Dealer

☐ Tender all Shares Owned

Number of Shares Tendered:			☐ SELL ALL OR NONE

Number of Shares Owned:			Check this box if you wish to sell your Shares ONLY if ALL Shares you tender will be purchased. If no indication is given, all Shares tendered will be deemed unconditionally tendered and sold pro rata if applicable.

X			X
Signature of Custodian or other Nominee (if your Shares are registered in the name of a custodian or other nominee (such as Shares held in an IRA account), you must obtain their signature)
X
Signature(s) of Stockholder
(Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity (Full Title)” and see Instruction 5.)
Date:

Capacity (Full Title):

If any of the following apply, please provide the appropriate documents:

•    Name changes: Certified copy of Marriage Certificate or proof of name change from the court.

•    Power of Attorney: Copy of Power of Attorney document.

•    Estates: Certified copies of Death Certificate and appropriate court documents (not older than 45 days).

•    Corporations: Copy of corporate resolution naming the authorized signature, with a seal if applicable.

GUARANTEE OF SIGNATURE(S)

A Medallion Signature Guarantee is Required for Investors(s). A notary public is not an acceptable guarantor.	Medallion Signature Guarantee is Required for Authorized Custodian. A notary public is not an acceptable guarantor.
Guarantor: Affix signature guarantee here.	Guarantor: Affix signature guarantee here.

INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Forming Part of Terms and Conditions of the Offer

1. Guarantee of Signatures. This Letter of Transmittal must be guaranteed by an eligible guarantor institution.

2. Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder validly to tender Shares, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), along with required signature guarantees and any other required documents, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date. The Company reserves the right to reject this Letter of Transmittal if not completed in good order on or prior to the Expiration Date.

THE LETTER OF TRANSMITTAL OR FACSIMILE COPY THEREOF (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED IN GOOD ORDER BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

Except as set forth in Instruction 12, no alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, additional information may be provided on a separate signed schedule attached hereto.

4. Minimum Tenders. A Stockholder may tender any or all of his, her or its Shares in whole or in part.

5. Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

If your Shares are registered in the name of a custodian or other nominee (such as Shares held in an IRA account), you must obtain their signature on the Letter of Transmittal in order to tender your Shares.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

6. Special Payment and Delivery Instructions.

For custodial accounts, the purchase price of any Shares purchased will be sent to the custodian for deposit into the custodial account cited in the Stockholder record with the Company.

For non-custodian accounts, unless otherwise indicated below, a check for the purchase price of any Shares purchased will be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions”, a check for the purchase price of any Shares purchased will be mailed to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, a check for the purchase price of any Shares purchased will be issued in the name(s) of, and mailed to, the person(s) so indicated. In the event that “ACH Transfer Payment Instructions” are completed, the funds for the purchase price of any Shares purchased will transferred to the account so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the instructions below, to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (available for non-custodial accounts only)	SPECIAL DELIVERY INSTRUCTIONS (available for non-custodial accounts only)

To be completed ONLY if a check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the undersigned.	To be completed ONLY if a check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Issue check to:	Mail check to:

Name: (Please print)	Name: (Please print)

Address	Address

ACH TRANSFER PAYMENT INSTRUCTIONS (available for non-custodial accounts only)

To be completed ONLY if the funds for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be deposited into a checking/savings account.

☐       I would like the proceeds deposited into a checking/savings account. (Please attach a voided check or deposit slip)

Name of Financial Institution	Bank Account Number

Transit/ABA Routing Number (This number is the first sequence of nine numbers on the bottom of your check or deposit slip for the account.) ☐ Checking ☐ Savings

7. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

8. Requests for Assistance and Additional Copies. Questions regarding this Offer to Purchase or the Letter of Transmittal, and requests for assistance or additional copies of this Offer to Purchase or the Letter of Transmittal, may be directed to Dividend Capital, C/O DST Systems, Inc., PO Box 219079, Kansas City, MO 64121-9079, Toll Free: 866-324-7348 *2 *1, Fax: 816-374-7420.

9. Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to whether Letters of Transmittal and any other documents required by the Letter of Transmittal are in good order, including the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

10. Conditional Tenders. As described in Sections 3 of the Offer to Purchase, Stockholders may condition their tenders on all of their tendered Shares being purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Sell All of None” in this Letter of Transmittal. As discussed in Sections 1 and 3 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the required number of Shares would not be purchased.

All tendered Shares will be deemed unconditionally tendered unless the “Sell All or None” box is completed.

The conditional tender alternative is made available so that a Stockholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the Stockholder, rather than the payment of a dividend to the Stockholder, for U.S. federal income tax purposes. It is the tendering Stockholder’s responsibility to determine whether the Stockholder may qualify for sale (rather than distribution) treatment for U.S. federal income tax purposes. Each Stockholder is urged to consult his or her own tax advisor. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax results in all cases.

Questions regarding this Offer to Purchase or the Letter of Transmittal, and requests for assistance or additional copies of this Offer to Purchase or the Letter of Transmittal, may be directed to Dividend Capital, C/O DST Systems, Inc., PO Box 219079, Kansas City, MO 64121-9079, Toll Free: 866-324-7348 *2 *1, Fax: 816-374-7420. You may also contact your own advisor for assistance concerning this Offer.